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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                      Names Under Which
Name of Subsidiary                   State of Incorporation           Subsidiary Does Business
------------------                   ----------------------           ------------------------

1. Jill Kelly Productions, Inc.      Delaware                          Jill Kelly Productions

2. J.K. Distribution, Inc.           Nevada                            J.K. Distribution
